AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2000

                                              REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            OXFORD HEALTH PLANS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                               06-1118515
(State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)

                               48 MONROE TURNPIKE
                           TRUMBULL, CONNECTICUT 06611
                    (Address of Principal Executive Offices)

                 ----------------------------------------------

                        JAY LEVIN STOCK OPTION AGREEMENT
          OXFORD HEALTH PLANS, INC. 1991 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plans)

                 -----------------------------------------------

                             JON S. RICHARDSON, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            OXFORD HEALTH PLANS, INC.
                               48 MONROE TURNPIKE
                           TRUMBULL, CONNECTICUT 06611
                     (Name and address of Agent For Service)

                                 (203) 459-6000
          (Telephone Number, Including Area Code, of Agent For Service)

======================================================================================================================
                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
 Title Of Securities To       Amount To Be         Proposed Maximum          Proposed Maximum          Amount Of
      Be Registered          Registered (1)    Offering Price Per Share         Aggregate           Registration Fee
                                                                              Offering Price
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share              5,100,000 shares        $ 23.6875 (2)           $ 120,806,250 (2)           $31,893
======================================================================================================================

(1) Represents 300,000 shares issuable upon the exercise of options granted under the Jay Levin Stock Option Agreement and 4,800,000 shares issuable upon the exercise of options to be granted under the Oxford Health Plans, Inc. 1991 Stock Option Plan, as amended, plus, pursuant to Rule 416(a) of the Securities Act of 1933, as amended, such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

 (2)Estimated solely for the purpose of determining the amount of the registration fee and pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on July 31, 2000

                                Explanatory Note

         The Board of Directors of Oxford Health Plans, Inc., a Delaware corporation (the "Company"), has approved the Jay Levin Stock Option Agreement, dated as of April 25, 2000 (the "Levin Option Agreement"), between the Company and Jay Levin. Pursuant to the Levin Option Agreement, the Company awarded to Mr. Levin options to purchase 300,000 shares of common stock.

         On May 11, 2000, the stockholders of the Company approved an amendment to the Oxford Health Plans, Inc. 1991 Stock Option Plan (as amended, the "1991 Plan") to increase the number of shares of common stock available under the 1991 Plan by an additional 4,800,000 shares. To date, an aggregate of 25,580,000 shares of the common stock (after giving effect to stock splits, stock dividends and similar transactions) reserved for issuance upon exercise of options awarded pursuant to the 1991 Plan, have been registered under the Securities Act of 1933, as amended. The Company's Registration Statements No. 33-49738, 33-70908, 333-988, 333-28109 and 333-79063 on Form S-8 are hereby incorporated herein by reference.

         This Registration Statement is intended to register the 300,000 shares of common stock reserved for issuance upon exercise of the options awarded under the Levin Option Agreement and the 4,800,000 shares of common stock reserved for issuance upon exercise of options to be awarded under the 1991 Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
----------------------------

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 24, 2000;

         o Our Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2000, filed on April 28, 2000 and for the three-month period ended June 30, 2000, filed on July 28, 2000;

         o Our Current Reports on Form 8-K filed on January 5, 2000, February 25, 2000, February 29, 2000, March 20, 2000, April 26, 2000, May
              17, 2000, as amended May 26, 2000, and July 27, 2000; and

         o The description of our common stock contained in the Registration Statement on Form 8-A dated August 1, 1991, filed pursuant to
              Section 12 of the Securities Exchange Act of 1934.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to filing a post-effective amendment that indicates all the shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into, and to be a part of, this Registration Statement from the date of filing of those documents. The information contained in any such documents will automatically update and supercede any information previously incorporated by reference into this Registration Statement.

         UNAUDITED QUARTERLY FINANCIAL INFORMATION

         The consolidated financial statements of the Registrant at December 31, 1999, and for the year then ended, included in the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1999, which is incorporated in this registration statement by reference, have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1997, and for the one-year period ended December 31, 1997, by KPMG LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated in this registration statement by reference. These consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of these firms as experts in accounting and auditing.

         With respect to the unaudited condensed consolidated interim financial information for the three-month period ended March 31, 2000 and the three-month and six-month periods ended June 30, 2000, incorporated by reference in this registration statement, Ernst & Young LLP has reported that it has applied limited procedures in accordance with professional standards for a review of such information. Ernst & Young LLP's separate reports, included in the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000 and the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2000, and incorporated in this registration statement by reference, state that it did not audit and it does not express an opinion on that interim financial information. Accordingly, the degree of reliance on its report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for its reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of the Company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the Company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

         Article Eighth of the Second Amended and Restated Certificate of Incorporation, as amended, of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law. Article Ninth of the Second Amended and Restated Certification of Incorporation, as amended, of the Company provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Section 6.4 of the Amended and Restated By-laws of the Company states:

         Section 6.4. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, including any action instituted by or on behalf of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. Expenses incurred by any such person in defending any such actions, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expense if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. To the extent permitted by Delaware law, the Board may cause the Corporation to indemnify and reimburse other employees of the Corporation as it deems appropriate. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation, which imposes duties on, or involves services by, such director or officer with respect to any other enterprise or any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan, shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

         Section 145 of the Delaware General Corporation Law permits the indemnification provided for by the above by-law provision. The statute further permits the Company to insure itself for such indemnification.

         The Company maintains insurance coverage for its directors and officers with respect to certain liabilities incurred in their capacities as such and for the Company with respect to any payments which it becomes obligated to make to such persons under the foregoing by-law and statutory provisions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8.  EXHIBITS.

    4.1 Second Amended and Restated Certificate of Incorporation, as amended, of the Company, incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 (File No. 0-19442)

    4.2 Amended and Restated By-laws of the Company, incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998 (File No. 0-19442)

    4.3 Form of Stock Certificate, incorporated by reference to Exhibit 4 of the Company's Registration Statement on Form S-1 (File No. 33-40539)

    4.4 Employment Letter Agreement, dated April 25, 2000, between the Company and Jay Levin*

    4.5    Letter Agreement, dated July 12, 2000, between the Company and Jay
           Levin*

    4.6 Oxford Health Plans, Inc. Stock Option Agreement, dated as of April 25, 2000, by and between the Company and Jay Levin, included as an attachment to the Employment Agreement filed as Exhibit 4.4 hereto*

    4.7    Oxford Health Plans, Inc. 1991 Stock Option Plan, as amended*

    5      Opinion of Sullivan & Cromwell regarding legality*

    15 Letter of Ernst & Young LLP re Unaudited Condensed Consolidated Interim Financial Information*

    23(a)  Consent of KPMG Peat Marwick LLP*

    23(b)  Consent of Ernst & Young LLP*

    23(c)  Consent of Sullivan & Cromwell (included in Exhibit 5 hereto)

     --------------
     * filed herewith

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Company's certificate of incorporation or the Company's by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trumbull, State of Connecticut, on this 2nd day of August, 2000.

                                         OXFORD HEALTH PLANS, INC.

                                         By: /s/  NORMAN C. PAYSON, M.D.
                                            ----------------------------
                                            Norman C. Payson, M.D.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 2, 2000 in the capacities indicated.

Signature                                           Title
---------                                           -----

/s/  NORMAN C. PAYSON, M.D.                    Principal Executive Officer
---------------------------                           and Chairman of the Board
Norman C. Payson, M.D.

/s/ KURT B. THOMPSON                           Principal Financial Officer
--------------------
Kurt B. Thompson

/s/ MARC KOLE                                  Principal Accounting Officer
-------------------
Marc Kole

/s/ FRED F. NAZEM                              Director
-----------------
Fred F. Nazem

/s/ DAVID BONDERMAN                            Director
-------------------
David Bonderman

/s/ JONATHAN J. COSLET                         Director
---------------------------
Jonathan J. Coslet

------------------------                       Director
James G. Coulter

/s/ ROBERT B. MILLIGAN, JR.                    Director
---------------------------
Robert B. Milligan, Jr.

/s/  JOSEPH BROWN, JR.                         Director
--------------------------
Joseph Brown, Jr.

/s/  BENJAMIN H. SAFIRSTEIN, M.D.              Director
---------------------------------
Benjamin H. Safirstein, M.D.

/s/  THOMAS A. SCULLY                          Director
---------------------
Thomas A. Scully

/s/ KENT J. THIRY                              Director
------------------------
Kent J. Thiry

                                INDEX TO EXHIBITS

 EXHIBIT NO.                         EXHIBIT                       PAGE NO.
 ----------                                                        --------

     4.4        Employment Agreement, dated April 25, 2000,           xx
                    between the Company and Jay Levin

     4.5        Letter Agreement, dated July 12, 2000, between        xx
                    the Company and Jay Levin

     4.6        Oxford Health Plans, Inc. Stock Option Agreement,     xx
                    dated as of April 25, 2000, by and
                    between the Company and Jay Levin,
                    included as an attachment to the
                    Employment Agreement filed as Exhibit 4.4 hereto

     4.7        Oxford Health Plans, Inc. 1991 Stock Option Plan,     xx
                as amended


      5         Opinion of Sullivan & Cromwell regarding legality     xx

     15         Letter of Ernst & Young LLP re Unaudited              xx
                    Condensed Consolidated Interim Financial
                    Information

    23(a)       Consent of KPMG LLP                                   xx

    23(b)       Consent of Ernst & Young LLP                          xx

    23(c)       Consent of Sullivan & Cromwell            Contained in Exhibit 5
                                                                on Page xx